Exhibit 99.1

Sharps Technology Begins Manufacturing at its Hungary Facility for the Company’s Innovative Syringe Products

Company now transitions from a pre-revenue research & development start-up to a revenue generating manufacturing company

Shipments to commence by the end of the year to support the recently announced distribution and sales agreement with Nephron Pharmaceuticals and its European customers

NEW YORK, December 20, 2022 (GLOBE NEWSWIRE) — Sharps Technology, Inc. (the “Company”, “Sharps”) (NASDAQ: “STSS” and “STSSW”), an innovative medical device and drug delivery Company offering patented, best-in-class syringe products, announces they have commenced manufacturing of their much-needed ultra-low waste smart safety syringe products in their European operation in Hungary. The plant has been producing products and will begin shipments to support the distribution and sales agreement with Nephron Pharmaceuticals by the end of the year, and customer agreements in Europe in early 2023. The production of these specialty syringe products will ramp up over the next several months to increase supply.

Sharps innovative syringe designs provide a beneficial set of features and advantages for the healthcare industry. These syringe product features include a combination of ultra-low waste, passive and active safety, and reuse prevention. By combining all these features and building them into a portfolio of syringe offerings, it will create product platforms that can help drive down the cost of healthcare treatments.

Robert Hayes, Sharps Technology CEO commented: “This is a transformative point for our company as we move from a pre-revenue research & development start-up to a true manufacturing company that should generate revenue in the first half of 2023. Today’s healthcare providers are responsible for managing their supply chains and driving down their total cost of ownership (TCO) for medical treatments. Sharps Technology will be able to offer products that can directly support those programs. At Sharps Technology, we feel that by using better drug delivery technology, we can help create additional medical treatments at no additional cost for patients that need them.”

“We look forward to a bright future at Sharps Technology,” concluded Mr. Hayes. “The recently signed distribution agreement with Nephron Pharmaceuticals accelerates the sales plan for our innovative syringe products that are currently being produced in the Sharps plant in Hungary. The ability to pull forward our sales plan for customers in the US will create a unique opportunity for early revenue at Sharps. We expect to have our first products available for sale in the US by the end of January 2023, with additional products to be added to the distribution network by mid-year of 2023.”

When healthcare providers use ultra-low waste syringes with multi-dose vials, it allows for the availability of up to 20% to 40% more medication for patients that need the treatment. This medication availability is created by using more efficient syringes designated as low-waste and ultra-low waste products, and not trapping medication within the syringe after the dose is given. The use of standard syringes that are not designated as low waste or ultra-low waste products typically creates a dead space area within the syringe where excess medication is trapped and cannot be used. This dead space then causes the healthcare provider to throw away the unused medication. The trapped medication in the dead space of a standard syringe can waste as much as 100 microliters (uL) of medication or more. The Pharmaceutical companies that fill their medication into vials understand this and must then overfill the vial with drug therapy to compensate for the problem. As the costs for medication and medical treatments rise, the discarded medication can cost the industry millions of dollars, or more, globally.

The purchase of the European facility was finalized in the summer of 2022 and Sharps has invested in infrastructure and equipment upgrades to prepare the plant for a full manufacturing schedule. Syringe products produced by Sharps comply with all applicable FDA and ISO requirements and have been awarded the European Union’s CE Mark. The Sharps Hungary team, led by General Manager Filippo Filippi, brings together a dedicated and knowledgeable manufacturing force, with more than 20 years of experience in supplying the world with high quality, innovative syringe products. Prior to the GM position, Filippi’s career spanned years of building, managing, and supporting multiple manufacturing sites across Europe, Asia, and Africa. The Hungary plant is vertically integrated in that it has the capability to manufacture the syringe components by injection molding, assemble the devices on automated lines or by manual assembly if required, and to sterilize the products on-site through the Ethylene Oxide (EtO) sterilization process. This last stage of the syringe manufacturing process is unique in the industry and gives Sharps an advantage in supporting shortened lead times as compared to the common need to utilize a third-party for sterilization. The plant has manufacturing capacity to supply more than 50 million units today and the facility could be expanded to produce 250 million units or more over the next couple of years.

About Sharps Technology

Sharps Technology is a medical device and pharmaceutical packaging company specializing in the development and manufacturing of innovative drug delivery systems. The company’s product lines focus on low waste and ultra-low waste syringe technologies that incorporate both passive and active safety features. These features protect front line healthcare workers from life-threatening needle stick injuries and protect the public from needle re-use. Sharps Technology has extensive expertise in specialized prefilled syringe systems and ready to use processing. The company has a manufacturing facility in Hungary and has partnered with Nephron Pharmaceuticals to expand its manufacturing capacity in the US. For additional information, please visit www.sharpstechnology.com.

Forward-Looking Statements:

This press release contains “forward-looking statements” Forward-looking statements reflect our current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this press release relating to our business strategy, our future operating results and liquidity, and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy, and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance, or achievements. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Investor Relations:

Adam Holdsworth, Managing Director
TraDigital IR
917-497-9287
adam@tradigitalir.com

or

Dave Gentry
RedChip Companies Inc.
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Or 407-491-4498
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